EXHIBIT 21.1


                        SCHNITZER STEEL INDUSTRIES, INC.
                              List of Subsidiaries


          Subsidiary                           State of Incorporation
          ----------                           ----------------------

Cascade Steel Rolling Mills, Inc.                      Oregon

Columbia Forge and Machine Works, Inc.                 Oregon

Crawford Street Corporation                            Oregon

Edman Corp.                                            Oregon

General Metals of Tacoma                             Washington

Levi's Iron and Metal, Inc.                            Oregon

Manufacturing Management, Inc.                         Oregon

MMI International (Oregon), Inc.                       Oregon

MMI International (Guam), Inc.                          Guam

MMI International Far East Ltd.                         Korea

Mormil Corp.                                           Oregon

Norprop, Inc.                                          Oregon

Oregon Rail Marketing Co.                              Oregon

Schnitzer Leasing, Inc.                                Oregon

SSP Reclamation Company                                Oregon

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